Exhibit 99.1

Mama’s Creations Reports First Quarter Fiscal 2027 Financial Results

First Quarter Revenue Grows 50% to $52.8 Million; Net Income Increases 66% to $2.1 Million with Adjusted EBITDA Up 71% to $4.9 Million; Cash Position Grows to $24.4 Million

EAST RUTHERFORD, NJ – June 8, 2026 – Mama’s Creations, Inc. (Nasdaq: MAMA), a leading national marketer and manufacturer of fresh deli prepared foods, has reported its financial results for the first quarter ended April 30, 2026.

Financial Summary:

	Three Months Ended April 30,
$ in millions	2026	2025	% Increase
Revenues	$52.8	$35.3	50%
Gross Profit	$12.4	$9.2	35%
Operating Expenses	$9.8	$7.6	28%
Net Income	$2.1	$1.2	66%
Earnings per Share (Diluted)	$0.05	$0.03	67%
Adj. EBITDA (non-GAAP)	$4.9	$2.8	71%

First Quarter Fiscal 2027 & Subsequent Operational Highlights:

●	Successfully launched over a dozen new items with major retailers during the quarter, including new branded introductions across Wal-Mart, Target and Food Lion, supported by the introduction of new packaging technologies and protein form factors for select new product launches.
●	Won Costco Everyday Item status for branded beef meatballs in the San Diego region — building on a successful National MVM that earned the same status in the Northeast in the fourth quarter of fiscal 2026.
●	Completed the ERP transition of the legacy Bay Shore system to the Company’s enterprise-wide ERP system, creating a single, unified system for sales, procurement, production, inventory, and accounting.
●	Invited to attend leading investor conferences nationally, including the BMO Farm to Market Conference, Craig-Hallum Institutional Investor Conference, TD Cowen Future of the Consumer Conference, William Blair Growth Conference, Oppenheimer Consumer Growth Conference, and the D.A. Davidson Consumer Conference.
●	Cash and cash equivalents as of April 30, 2026 grew to $24.4 million, compared to $20.0 million as of January 31, 2026. The change in cash and cash equivalents was primarily driven by improved profitability, strong operating cash flow generation, and ongoing working capital optimization. Total debt stood at $5.1 million as of April 30, 2026.

Management Commentary

Adam L. Michaels, Chairman and CEO of Mama’s Creations, said: “Fiscal 2027 is off to a strong start. We delivered 50% revenue growth to $52.8 million in the first quarter, and importantly, we did so while lapping nearly a $10 million digital Costco MVM in the prior-year quarter. Growing on top of that comp, with meaningfully less trade investment, is a remarkable accomplishment, and reflects the successful integration of the Bay Shore business, the durability and breadth of demand we are seeing across our legacy customer base, the strength of our brand, and the execution of our integrated three-facility manufacturing platform.

“Net income grew 66% to $2.1 million, and adjusted EBITDA grew 71% to $4.9 million in the quarter. While it’s only the beginning, this helps to demonstrate the operating leverage in our platform as we scale. We continue to generate strong cash flow, ending the quarter with $24.4 million in cash, providing significant flexibility to invest behind our 4 Cs strategy and pursue accretive M&A opportunities.

“The Catapult portion of our 4 Cs strategy was on full display this quarter. We launched over a dozen new items with major retailers, including new branded SKUs at Wal-Mart, Target and Food Lion. These wins are the direct result of our continued investment in product innovation, our integrated three-facility manufacturing network, and our deepening partnerships with the largest grocers in the country. Gross margin for the quarter was impacted by some short-term labor and raw material inefficiencies associated with the start-up of new packaging technologies and protein form factors that we deployed to support the launch of these new items with major retailers. We view these as investments in our future, and we remain firmly on track toward our mid-to-high-20% corporate gross margin target as these new items move from launch into steady-state production.

“To conclude, the combination of strong organic growth, new volume from the Bay Shore acquisition, expanding and deepening retail distribution, a fortified balance sheet, and a well-defined blueprint gives us confidence in our ability to deliver sustained, profitable growth and long-term value for our shareholders,” concluded Michaels.

First Quarter Fiscal 2027 Financial Results

Revenue for the first quarter of fiscal 2027 increased 49.7% to $52.8 million, as compared to $35.3 million in the same year-ago quarter. The increase was primarily attributable to item expansion at new and existing customers, the successful launch of new branded items with major retailers, the contribution of the Bay Shore acquisition, and continued strength at Costco – which the Company achieved despite lapping a nearly $10 million digital Costco MVM in the prior-year quarter, with meaningfully less trade investment.

Gross profit increased 35.3% to $12.4 million, or 23.6% of total revenues, in the first quarter of fiscal 2027, as compared to $9.2 million, or 26.1% of total revenues, in the same year-ago quarter. The first quarter gross margin was impacted by short-term labor and raw material inefficiencies associated with the start-up of new packaging technologies and protein form factors supporting the launch of more than a dozen new items with major retailers, as well as the continued integration of the Bay Shore facility. The Company remains on track toward its mid-to-high 20% corporate gross margin target as these new items transition into steady-state production.

Operating expenses totaled $9.8 million in the first quarter of fiscal 2027, as compared to $7.6 million in the same year-ago quarter. As a percentage of revenue, operating expenses declined to 18.5% from 21.6% in the same year-ago quarter. The increased expense was partially due to the Bay Shore acquisition, new digital strategies and enhanced product marketing, new management hires and further technology upgrades to drive actionable insights faster and deeper into the organization.

Net income for the first quarter of fiscal 2027 increased 66.3% to $2.1 million, or $0.05 per diluted share, as compared to net income of $1.2 million, or $0.03 per diluted share, in the same year-ago quarter. First quarter net income totaled 3.9% of revenue, as compared to 3.5% in the same year-ago quarter.

Adjusted EBITDA, a non-GAAP measure, increased 71.2% to $4.9 million for the first quarter of fiscal 2027, as compared to $2.8 million in the same year-ago quarter.

Cash and cash equivalents as of April 30, 2026 totaled $24.4 million, as compared to $20.0 million as of January 31, 2026. The increase was primarily driven by higher revenue, improved profitability, and strong working capital management. As of April 30, 2026, total debt stood at $5.1 million.

Conference Call

Management will host an investor conference call at 4:30 p.m. Eastern time today, Monday, June 8, 2026 to discuss the Company’s first quarter fiscal 2027 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q1 FY2027 Earnings Conference Call

Date: Monday, June 8, 2026

Time: 4:30 p.m. Eastern time

U.S. Dial-in: 1-877-451-6152

International Dial-in: 1-201-389-0879

Conference ID: 13760776

Webcast: MAMA Q1 FY2027 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Friday, August 7, 2026. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 13760776. A webcast replay will also be available using the webcast link above.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (Nasdaq: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 12,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit mamascreations.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP measure – adjusted EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, please see the reconciliation table shown in this press release below.

US-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION

(Unaudited)

(in thousands)

	Three Months Ended
	April 30,
	2026	2025
Net income	$2,057	$1,237
Depreciation	1,163	554
Amortization	472	409
Taxes	577	280
Interest, net	19	58
Stock-based compensation	580	305
Adjusted EBITDA (Non-GAAP)	$4,868	$2,843

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include information about management’s view of the Company’s future expectations, plans and prospects, including future business opportunities or strategies and are generally preceded by words such as “anticipate,” “believe,” “eventually,” “expect,” “future,” “may,” “look forward to,” “plan,” “projected,” “should,” “will,” and other words that convey the uncertainty of future events or outcomes. You are cautioned that such statements are subject to a multitude of known and unknown risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Certain of these risk factors and others are included in documents the Company files with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended January 31, 2026, as well as subsequent reports filed with the Securities and Exchange Commission.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other factors, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, the Company’s does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(949) 259-4987

MAMA@mzgroup.us

www.mzgroup.us

Mama’s Creations, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	April 30, 2026	January 31, 2026
	(Unaudited)
Assets:
Current Assets:
Cash and cash equivalents	$24,412	$19,951
Accounts receivable, net	13,212	13,072
Inventories, net	9,002	9,647
Prepaid expenses and other current assets	2,140	2,411
Total Current Assets	48,766	45,081
Property, plant, and equipment, net	19,122	20,108
Intangible assets, net	2,661	3,090
Goodwill	9,447	9,447
Operating lease right of use assets, net	7,438	7,877
Deposits	95	95
Total Assets	$87,529	$85,698
Liabilities and Stockholders’ Equity:
Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	$17,940	$17,800
Term loan, net of unamortized debt discount of $205 and $216, respectively	972	960
Operating lease liabilities	1,743	1,690
Finance leases payable	327	321
Total Current Liabilities	20,982	20,771
Term loan – net of current	4,118	4,412
Operating lease liabilities – net of current	5,743	6,204
Deferred tax liability	530	813
Finance leases payable – net of current	794	878
Total long-term liabilities	11,185	12,307
Total Liabilities	32,167	33,078
Commitments and contingencies (Notes 10 and 11)
Stockholders’ Equity:
Series A Preferred stock, $0.00001 par value; 120,000 shares authorized; 23,400 issued, 0 shares outstanding	—	—
Series B Preferred stock, $0.00001 par value; 200,000 shares authorized; 0 and 0 issued or outstanding	—	—
Preferred stock, $0.00001 par value; 19,680,000 shares authorized; 0 shares issued or outstanding	—	—
Common stock, $0.00001 par value; 250,000,000 shares authorized; 40,930,000 and 40,887,000 shares issued as of April 30, and January 31, 2026, respectively, 40,700,000 and 40,657,000 shares outstanding as of April 30, and January 31, 2026, respectively	—	—
Additional paid-in capital	48,005	47,320
Retained earnings	7,507	5,450
Less: Treasury stock, 230,000 shares at cost	(150)	(150)
Total Stockholders’ Equity	55,362	52,620
Total Liabilities and Stockholders’ Equity	$87,529	$85,698

Mama’s Creations, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	For the Three Months Ended April 30,
	2026	2025
Net sales	$52,766	$35,255
Costs of sales	40,339	26,071
Gross profit	12,427	9,184
Operating expenses:
Research and development	87	73
Selling, general and administrative expenses	9,676	7,533
Total operating expenses	9,763	7,606
Income from operations	2,664	1,578
Other income (expenses)
Interest expense	(109)	(88)
Interest income	90	30
Amortization of debt discount	(11)	(3)
Total other expenses	(30)	(61)
Net income before income tax provision	2,634	1,517
Income tax expense	(577)	(280)
Net income	$2,057	$1,237
Net income per common share
– basic	$0.05	$0.03
– diluted	$0.05	$0.03
Weighted average common shares outstanding
– basic	40,665	37,597
– diluted	43,321	39,378

Mama’s Creations, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	For the Three Months Ended April 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,057	$1,237
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,163	554
Amortization of debt discount	11	3
Amortization of right of use assets	439	293
Amortization of intangibles	429	370
Stock-based compensation	580	305
Change in deferred tax asset	(283)	(211)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(140)	2,326
Inventories	645	(470)
Prepaid expenses and other current assets	271	382
Accounts payable and accrued expenses	245	1,473
Operating lease liability	(407)	(257)
Net Cash Provided by Operating Activities	5,010	6,005
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(177)	(539)
Net Cash Used in Investing Activities	(177)	(539)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(294)	(503)
Repayment of finance lease obligations	(78)	(102)
Net Cash Used in Financing Activities	(372)	(605)
Net Increase in Cash	4,461	4,861
Cash and cash equivalents at beginning of period	19,951	7,150
Cash and cash equivalents at end of period	$24,412	$12,011
SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$—	$5
Interest	$109	$82
SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use asset and lease liability recognized	$—	$4,156
Write-off of right-of-use asset	$—	$451
Issuance of common stock for employee compensation	$105	$—
Receipt of fixed assets for deposits previously paid	$—	$74